Exhibit 4.63

DATED 16 DECEMBER 2010

ANGLO OPERATIONS LIMITED

TAURUS INTERNATIONAL S.A.

ANGLO SOUTH AFRICA CAPITAL (PTY) LTD

ANGLO AMERICAN SERVICES (UK) LIMITED

WELTER TRADING LIMITED

THL ZINC LIMITED

LABAUME B.V.

PECVEST 17 (PROPRIETARY) LIMITED

and

VEDANTA RESOURCES PLC

SECOND DEED OF AMENDMENT

TO THE

SHARE PURCHASE AGREEMENT DATED 9 MAY 2010

relating to the sale of the companies comprising

the Anglo American zinc division

DEED OF AMENDMENT

THIS DEED OF AMENDMENT is made on 16 December 2010 between:

(1)	ANGLO OPERATIONS LIMITED, a company incorporated in South Africa with registration number 1921/006730/06, whose registered office is at 44 Main Street, Johannesburg, 2001, South Africa (the “BMM Seller”);

(2)	TAURUS INTERNATIONAL S.A., a company incorporated in Luxembourg with registration number B.53603, whose registered office is at 48 Rue de Bragance, L-1255 Luxembourg, Grand Duchy of Luxembourg (the “Lisheen Seller”);

(3)	ANGLO SOUTH AFRICA CAPITAL (PTY) LTD, a company incorporated in South Africa with registration number 1999/002391/07, whose registered office is at 44 Main Street, Johannesburg, 2001, South Africa (the “Namibian Seller” and together with the BMM Seller and the Lisheen Seller, the “Sellers” and any one a “Seller”);

(4)	ANGLO AMERICAN SERVICES (UK) LIMITED, a company incorporated in England whose registered office is at 20 Carlton House Terrace, London SWIY 5AN (the “Sellers’ Guarantor”);

(5)	WELTER TRADING LIMITED, a company incorporated in Cyprus whose registered office is at 205, 28th Oktovriou Avenue, Louloupis Court, 1st Floor, P.C. 3035, Limassol, Cyprus (the “Welter”);

(6)	THL Zinc Ltd (formerly known as Twin Star Energy Ventures Limited), a company incorporated in Mauritius with registration number C079554 Cl/GBL whose registered office is at Rogers House, 5 President John Kennedy Street, Port Louis, Mauritius (“THL Zinc”);

(7)	LABAUME B.V., a company incorporated in the Netherlands with registration number 34272466 whose registered office is at c/o NC Trust BV, Leliegracht 10, 1015 DE, Amsterdam (“Labaume”);

(8)

PECVEST 17 (PROPRIETARY LIMITED), a company incorporated in the Republic of South Africa with registration number 2010/018500/07 whose registered office is at Houghton Estate Office Park, 2nd Floor Palm Grove, 2 Osborne Road, Houghton, Johannesburg, 21 (“Pecvest” and together with THL Zinc and Labaume, the “Purchaser’s Assignees” and any one a “Purchaser’s Assignee”); and

(9)	VEDANTA RESOURCES PLC, a company incorporated in England and Wales whose registered office is at 16 Berkeley Street, London, W1J 8DZ (the “Purchaser’s Guarantor”).

RECITALS:

(A)	The Sellers, the Sellers’ Guarantor, Welter and the Purchaser’s Guarantor the (“Original Parties”) entered into a share purchase agreement relating to the sale of the companies comprising the Anglo American zinc division (the “Anglo Zinc Assets”) to Welter dated 9 May 2010 (the “Original Share Purchase Agreement”).

(B)	On 20 November 2010, the Original Parties entered into a Deed of Amendment amending the Original Share Purchase Agreement (the Original Share Purchase Agreement as amended by such Deed of Amendment being the “Share Purchase Agreement”).

(C)	Pursuant to the provisions of Clause 17.8.3 of the Share Purchase Agreement, Welter has effected a Designation of (i) THL Zinc as the purchaser of the Namibia Shares, (ii) Labaume as the purchaser of the Lisheen Shares and (iii) Pecvest as the purchaser of the BMM Shares and BMM Claims (the “Designations”) and, in connection with such Designations on 3 December 2010 the Purchaser’s Assignees entered into a Deed of Adherence between the Purchaser’s Assignees and the Original Parties.

(D)	The Parties now wish to make certain further amendments to the Share Purchase Agreement as set out in this Deed.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Deed” means this deed of amendment.

1.2	Incorporation of Defined Terms

(a)	Unless indicated otherwise, terms used in this Deed have the same meaning as given to them in the Share Purchase Agreement.

(b)	The principles of construction set out in the Share Purchase Agreement shall have effect as if set out in this Deed.

1.3	Clauses

(a)	In this Deed any reference to a “Clause” is, unless the context otherwise requires, a reference to a Clause of this Deed.

(b)	Clause headings are for ease of reference only.

2.	AMENDMENT

2.1	With effect from the date hereof, the Share Purchase Agreement shall be amended so that it shall be read and construed for all purposes as set out in this Clause 2.

2.2	Clause 17.8.3 of the Share Purchase Agreement shall be deleted in its entirety and replaced by the following new Clause 17.8.3:

“17.8.3 The parties acknowledge and agree that, at any time during the period commencing on the date of this Agreement and ending on the Designation Time, the Purchaser shall have the right to designate by notice in writing to the Sellers, Hindustan Zinc Limited or an entity controlled by the Purchaser’s Guarantor (the “Purchaser’s Assignee”) in the Purchaser’s place as the purchaser of the Namibia Shares and/or the Lisheen Shares and/or the BMM Shares under this Agreement and in respect of all other documents required for the Transaction to be delivered to or by the Purchaser (a “Designation”) and provided that (i) in the case of a Designation in respect of the Namibia Shares or the Lisheen Shares, such Purchaser’s Assignee enters into a deed of adherence in a form satisfactory to the Sellers acting reasonably; or (ii) in the case of a Designation in respect of the BMM Shares and the BMM Claims, the Purchaser’s Assignee enters into the Deed of Adherence Amendment Deed.

For the purposes of this Clause 17.8.3 and Clause 17.8.4, the “Designation Time” shall mean: (i) in the case of a Designation of a person as the purchaser of the Namibia Shares and/or the Lisheen Shares, 14:00 (Delhi time) on 3 December 2010; and (ii) in the case of a Designation of a person as the purchaser of the BMM Shares, the earlier of (x) 11:00 (Delhi time) on 17 December 2010 and (y) the date which is six (6) Business Days prior to the tenth (10th) BMM Business Day following fulfillment of the BMM Conditions.”

2.3	Clause 17.8.4 of the Share Purchase Agreement shall be deleted in its entirety.

2.4	Clause 17.8.5 shall be deleted in its entirety and replaced by the following new Clause 17.8.5:

“17.8.5     Subject to Clause 17.8.8, once made, any Designation shall be irrevocable and incapable of being withdrawn, and any purported withdrawal or revocation of such Designation shall be invalid, unless otherwise agreed in writing by the Parties.”

2.5	A new Clause 17.8.8 shall be added to the Share Purchase Agreement as follows:

“17.8.8 The parties acknowledge and agree that the Designation of Pecvest (17) Proprietary Limited, a company incorporated in the Republic of South Africa with registered number 2010/018500/07 whose registered office is at Houghton Estate Office Park 2nd Floor Palm Grove, 2 Osborne Road, Houghton, Johannesburg, 21 (“Pecvest”), as the Purchaser of the BMM Shares by Notice dated 1 December 2010 (the “Designation Notice”) shall, with effect from BMM Designation Substitution, be revoked and be of no further effect. For the avoidance of doubt, such revocation shall not affect the Designations of the relevant Purchaser’s Assignees in respect of the Namibia Shares and the Lisheen Shares, respectively, provided for in the Designation Notice.”

2.6	A new Clause 17.8.10 shall be added to the Share Purchase Agreement as follows:

“17.8.9 For the purposes of this Clause 17.8:

“BMM Designation Substitution” means the later of:

(i)     receipt by the BMM Seller of a BMM Designation Substitution Notice; and

(ii)    execution and delivery by each of the persons named as parties thereto of the Deed of Adherence Amendment Deed;

“BMM Designation/Substitution Notice” has the meaning given to it in clause 3.1.1 of the Second Amendment Agreement;

“Deed of Adherence Amendment Deed” has the meaning given to it in clause 3.1.2 of the Second Amendment Agreement; and

“Second Amendment Agreement” means the Second Deed of Amendment amending this Agreement made between the Parties and dated 16 December 2010.”

2.7	A new sub-Clause 17.18A shall be added to the Share Purchase Agreement as follows:

“17.18A	Further provisions in respect of Notices

17.18A.1	This Clause shall apply in any circumstances where the Purchaser (which expression shall, for all purposes of this Clause 17.18A, include Welter Trading Limited as the Purchaser before giving effect to any Designation) has given or sent, or purported to have given or sent, any Notice to a Seller and such Notice has not been timely received by such Seller (subject to Clause 17.18A.2, a “Relevant Notice”).

17.18A.2	“Relevant Notice” shall not include a Notice which is deemed to have been received, in accordance with Clause 17.17.6, prior to any latest date and/or time specified in this Agreement for the giving, sending or receiving of such Notice, as the case may be.

17.18A.3	If a Seller or any member of the Sellers’ Group (each a “Relevant Person”) takes any action, or omits to take any action, on the assumption or basis of a Relevant Notice having been timely delivered or which is consistent with a Relevant Notice having been timely delivered:

(i)	each of the Purchaser and the Purchaser’s Guarantor severally agrees to the fullest extent permitted by law not to, and to procure that any persons asserting claims on behalf of or in right of it, shall not, assert or make any claim that such Relevant Notice has not been timely delivered or make or pursue any claim against any Relevant Person arising out of, directly or indirectly, any failure by a Seller to perform or satisfy, in whole or in part, any obligation or liability imposed on a Seller under this Agreement or any breach by a Seller of any provision of this Agreement (including any Sellers’ Warranty) which obligation or liability would have been capable of being performed or satisfied by such Seller, as and when arising and in accordance with this Agreement, or which breach would not have occurred, had such Relevant Notice been timely received or which obligation, liability or breach would not have arisen or would be less onerous or the consequences thereof would be less material had such Relevant Notice been timely received.

(ii)	the Purchaser’s Guarantor hereby undertakes with each Relevant Person to the fullest extent permitted by law, to indemnify and hold each Relevant Person harmless from and against:

(a)	all and any claims, actions, proceedings, investigations or demands made by a person other than a Relevant Person and judgments and awards to a person other than a Relevant Person (each a “Claim”) which are made against any Relevant Person; and

(b)	all losses, liabilities, damages, costs, charges and/or expenses, including (without limitation) legal expenses and Taxation (together “Losses”) incurred by any Relevant Person arising as a result of a Claim, in connection with or arising, directly or indirectly, out of any action taken or omitted to be taken by a Relevant Person on the assumption or basis that a Relevant Notice had been timely delivered or which is consistent with a Relevant Notice having been timely received, in each case, to the extent that such Losses would not have been incurred or would have been less if such Relevant Notice had been timely delivered, including, but not limited to, all expenses incurred in investigating, preparing for or disputing or defending or providing evidence in connection with any Claim (whether or not a Relevant Person is an actual or potential party to such Claim) or in establishing its right to be indemnified pursuant to this Clause 17.18A or mitigating any Losses or in seeking advice regarding any Claim and without prejudice to any rights any Relevant Person may have at common law or otherwise;

(iii)	the indemnity set out in this Clause 17.18A shall further extend (but shall not be limited) to all Claims made against any Relevant Person and to all Losses incurred by such Relevant Person in connection with a Claim based upon or attributable to, directly or indirectly:

(a)	a Relevant Person failing to perform, satisfy or comply with any obligation which obligation would not have arisen had such Relevant Notice been timely received; or

(b)	a Relevant Person waiving, or being deemed to have waived, or not enforcing any right, benefit or entitlement which a Relevant Person would have, or would have had, under this Agreement if such Relevant Notice had not been treated as timely delivered.

17.18A.4	References in this Clause 17.18A to a Notice being timely received or timely delivered means received or delivered in accordance with this Agreement and prior to any latest date and/or time specified in this Agreement for the giving, sending or receiving of such Notice, as the case may be, but nothing in this Clause 17.18A shall constitute any acknowledgement, confirmation or admission on the part of any Party that a Notice has or has not been timely delivered or timely received.

17.18A.6	The indemnity contained in Clause 17.18A.3(ii) and (iii) shall not extend to any Losses suffered by any Relevant Person if:

(i) it is not permitted by law or statute from time to time in force; or

(iii) notification of a claim to be indemnified pursuant to Clause 17.18A.3(ii) and/or (iii) (a “Notice Indemnity Claim”) setting out reasonable information in relation to the legal and factual basis of the claim has not been received by the Purchaser’s Guarantor on or before the date falling 4 years from the BMM Completion Date.

17.18A.7	The Sellers will, no later than 20 Business Days of the date on which the Sellers become aware of a Notice Indemnity Claim or any fact, matter or circumstance which may give rise to a Notice Indemnity Claim, notify the Purchaser’s Guarantor in writing of such fact, matter or circumstance setting out such information as is available to the Sellers so as to enable the Purchaser’s Guarantor to assess the merits of the claim, to act to preserve evidence and to make such provision as the Purchaser’s Guarantor may consider necessary, provided that failure in notifying in accordance with this Clause 17.18A.7 shall not prevent the Sellers from bringing a claim under the indemnity contained in Clause 17.18A.3(ii) and/or (iii) except that the Purchaser’s Guarantor shall not be liable in respect of the relevant claim to the extent that the Purchaser’s Guarantor has been prejudiced by such failure.

17.18A.8	The Sellers shall procure that no admissions in relation to a Notice Indemnity Claim shall be made by or on behalf of the Sellers or any other Relevant Person and the Notice Indemnity Claim shall not be compromised, disposed of or settled by any Relevant Person without the written consent of the Purchaser’s Guarantor.

17.18A.9	The Sellers shall consult with the Purchaser’s Guarantor in relation to the conduct of a Notice Indemnity Claim and take reasonable account of the views of the Purchaser’s Guarantor before taking any action in relation to such Notice Indemnity Claim.

l7.18A.10	The Purchaser’s Guarantor shall be entitled at its own expense and in its absolute discretion, by notice in writing to the Sellers, to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest a Notice Indemnity Claim (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of any Relevant Person concerned and to have the conduct of any related proceedings, negotiations or appeals provided that nothing in this Clause 17.8A.10 shall entitle the Purchaser’s Guarantor to compromise or settle any Notice Indemnity Claim for an amount in excess of the amount referred to in Clause 17.18A.16.

17.18A.11	The Sellers shall, or the Sellers shall procure that any Relevant Person shall, take such action as the Purchaser’s Guarantor may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest a Notice Indemnity Claim provided that the Sellers shall not be required to take any action to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim against any national, provincial or local government or regulatory authority or body in South Africa, if, in the reasonable opinion of the Sellers, the taking of such action would materially and adversely affect the relationship of the Sellers or any Relevant Person with such government, authority or body to the material detriment of the business of such Relevant Person as carried on in that jurisdiction but if the Sellers decline to take any such action as aforesaid the Purchaser’s Guarantor shall be entitled at its own expense and in its absolute discretion, by notice in writing to the Sellers, to take such action as it shall deem necessary to enforce such recovery (including without limitation, making counterclaims or other claims against such government, authority or body) in the name of and on behalf of any Relevant Person concerned and to have the conduct of any related proceedings, negotiations or appeals subject to, if required by the Sellers, disclosing to such government, authority or body that such claim is being conducted by the Purchaser’s Guarantor and the provisions of this Clause 17.18A.11 shall, in such circumstances and for the avoidance of doubt, apply.

17.18A.12	The Sellers shall, and the Sellers shall procure that any Relevant Person shall give, subject to their being paid all costs and expenses in accordance with Clause 17.18A.13, all such information and assistance including access to premises and personnel and the right to examine and copy or photograph any assets, accounts, documents and records, as the Purchaser’s Guarantor may reasonably request, including instructing such professional or legal advisers as the Purchaser’s Guarantor may nominate to act on behalf of the Sellers or any Relevant Person concerned, but in accordance with the Purchaser’s Guarantor’s instructions.

17.18A.13	The Purchaser’s Guarantor shall indemnify and reimburse the Sellers

(or any Relevant Person) against any costs or expenses in respect of taking any such action as is referred to in Clauses 17.18A.10 to 17.18A.12 and any Losses incurred by such persons as a result of taking any such action.

17.18A.14	The Purchaser’s Guarantor shall not be liable under the indemnity contained in Clause 17.18A.3(ii) and (iii) to the extent that the Sellers’ failure to comply with its obligations under Clauses 17.18A.7 to 17.18A.13 in any material respect or to give consent under Clause 17.18A.10 has created or increased any Losses in respect of the relevant Notice Indemnity Claim.

17.18A.15	The Sellers shall not be entitled to make any claim in connection with a Notice Indemnity Claim otherwise than under the terms of this Clause 17.18A.

17.18A.16	The maximum aggregate liability of the Purchaser’s Guarantor under the indemnity contained in Clause 17.18A.3(ii) and (iii)shall not under any circumstances exceed USD 40 million.

3.	PROVISIONS WITH RESPECT TO BMM DESIGNATION

3.1	Delivery of BMM Designation Revocation/Substitution Notice and Deed of Adherence Amendment

Not later than the second Business Day following the date of this Deed, the Purchaser’s Guarantor shall procure that:

3.1.1 there is delivered to the BMM Seller a Notice in form reasonably satisfactory to the BMM Seller and signed by or on behalf of each of the Welter, Pecvest and the Purchaser’s Guarantor (a “BMM Designation Substitution Notice”) revoking the Designation of Pecvest as the Purchaser of the BMM Shares and the BMM Claims and containing a Designation of THL Zinc Ltd (formerly known as Twin Star Energy Ventures Limited), a company incorporated in Mauritius with registration number C079554 C1/GBL whose registered office is at Rogers House, 5 President John Kennedy Street, Port Louis, Mauritius ( “THL Zinc”) as the Purchaser’s Assignee in respect of the BMM Shares and BMM Claims under this Agreement; and

3.1.2 each of Welter and the Purchaser’s Assignees shall execute and deliver, and the Purchaser’s Guarantor shall execute and deliver, to the BMM Seller and the Sellers’ Guarantor the Deed of Adherence Amendment Deed in the Agreed Terms (the “Deed of Adherence Amendment Deed”).

3.2	Sellers’ Execution of Deed of Adherence Amendment

Not later than the second Business Day following the date of this Deed, the Sellers’ Guarantor shall procure that each of the Sellers shall execute and deliver, and the Sellers’ Guarantor shall execute and deliver, to Welter, Pecvest, THL and the Purchaser’s Guarantor, the Deed of Adherence

Amendment Deed.

4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing Obligations

The provisions of the Share Purchase Agreement shall, save as amended by this Deed, continue in full force and effect.

4.2	Further Assurance

The Parties shall, at the request of another, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Deed.

5.	FEES, COSTS AND EXPENSES

The Parties shall each pay their own costs and expenses in relation to the negotiations leading up to and the preparation, execution and carrying into effect of this Deed and all other documents executed pursuant hereto and any transactions contemplated by this Deed.

6.	MISCELLANEOUS

6.1	Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

6.2	Counterparts

This Deed may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Deed by executing such a counterpart.

AS WITNESS WHEREOF this Deed has been executed and delivered as deed by the Parties on the day and year first above written.

EXECUTED as a DEED	)
by ANGLO OPERATIONS	)
LIMITED	)
acting by	)
DUNCAN GRAHAM WANBLAD	)

/s/ Duncan Graham Wanblad
Authorised signatory
EXECUTED as a DEED	)
by TAURUS INTERNATIONAL	)
S.A. acting by	)
DUNCAN GRAHAM WANBLAD	)

/s/ Duncan Graham Wanblad
Authorised signatory
EXECUTED as a DEED	)
by ANGLO SOUTH AFRICA	)
CAPITAL (PTY) LTD.	)
acting by	)
DUNCAN GRAHAM WANBLAD	)

/s/ Duncan Graham Wanblad
Authorised signatory

EXECUTED as a DEED	)
by ANGLO AMERICAN	)
SERVICES (UK) LIMITED	)
acting by	)	/s/ Duncan Graham Wanblad
Duncan Wanblad	)
in the presence of	)
)

/s/ Amanda Jane Wanblad
Witness’ signature

AMANDA JANE WANBLAD
Witness’ name

1 RICHMOND PLACE

GERRARDS CROSS, UK
Witness’ address

HOUSE WIFE
Witness’ occupation

EXECUTED as a DEED	)
by WELTER TRADING	)
LIMITED	)
acting by its duly authorized attorneys	)
)
in the presence of	)
	)	/s/ Kishore Kumar

/s/ Simwanza Saviour
Witness’ signature

SIMWANZA SAVIOUR
Witness’ name

H/NO 2504 K/EAST, KITWE

ZAMBIA
Witness’ address

EXECUTIVE ASSISTANT TO THE CEO
Witness’ occupation

EXECUTED as a DEED	)
by THL ZINC LIMITED	)
acting by its duly authorized attorneys	)
)
in the presence of	)
)

Witness’ signature

Witness’ name

Witness’ address

Witness’ occupation

EXECUTED as a DEED	)
by WELTER TRADING	)
LIMITED	)
acting by its duly authorized attorneys	)
)
in the presence of	)
	)	/s/ Deepak Kumar

Witness’ signature

/s/ S. Hanif

Witness’ name

S. Hanif

Satvinder Hanif

Witness’ address

8 Kennedy Close Relts wood BR5 1HP

Witness’ occupation

EXECUTED as a DEED	)
by THL ZINC LIMITED	)
acting by its duly authorized attorneys	)
)
in the presence of	)
)

Witness’ signature

Witness’ name

Witness’ address

Witness’ occupation

EXECUTED as a DEED	)
by WELTER TRADING	)
LIMITED	)
acting by its duly authorized attorneys	)
)
)
in the presence of	)

Witness’ signature

Witness’ name

Witness’ address

Witness’ occupation

EXECUTED as a DEED	)
by THL ZINC LIMITED	)
acting by its duly authorized attorneys	)
TARUN JAIN	)
in the presence of	)
	)	/s/ Tarun Jain

/s/ Pooja Somani
Witness’ signature

POOJA SOMANI
Witness’ name

1805, SILVEROAK, RAHEJA

WILLOWS, KANDIVALI (E), MUMBAI
Witness’ address

SERVICE
Witness’ occupation

EXECUTED as a DEED by WELTER TRADING LIMITED	) ) )
acting by its duly authorized attorneys	)
)
in the presence of	)
)

Witness’ signature

Witness’ name

Witness’ address

Witness’ occupation

EXECUTED as a DEED by THL ZINC LIMITED acting by its duly authorized attorneys	) ) )
D.D. Jalan	)

in the presence of	)
	)	/s/ D.D. Jalan

/s/ Sonil Bohra Witness’ signature

SONIL BOHRA
Witness’ name

YASHAD BHAWAN

UDAIPUR - 313004, RAJASTHAN, INDIA
Witness’ address

SERVICE
Witness’ occupation

EXECUTED as a DEED	)
by LABAUME B.V.	)
acting by its duly authorized attorneys	)
TARUN JAIN	)
in the presence of	)
	)	/s/ Tarun Jain

/s/ Pooja Somani
Witness’ signature

POOJA SOMANI
Witness’ name

1805, SILVEROAK, RAHEJA

WILLOWS, KANDIVALI (E) MUMBAI
Witness’ address

SERVICE
Witness’ occupation

EXECUTED as a DEED	)
by PECVEST 17)
(PROPRIETARY) LIMITED	)
acting by its duly authorized attorneys	)
)
in the presence of	)
)

Witness’ signature

Witness’ name

Witness’ address

EXECUTED as a DEED	)
by LABAUME B.V.	)
acting by its duly authorized attorneys	)
)
in the presence of	)
	)	/s/ Deepak Kumar

/s/ S.Hanif
Witness’ signature

S.Hanif
Witness’ name

Satvinder Hanif

Witness’ address

8 Kennedy Close Relts wood BR5 1HP
Witness’ occupation PA

EXECUTED as a DEED	)
by PECVEST 17)
(PROPRIETARY) LIMITED acting by its duly authorized attorneys	) )

)
in the presence of	)
	)	/s/ Deepak Kumar

/s/ S.Hanif
Witness’ signature

S.Hanif
Witness’ name

Satvinder Hanif

8 Kennedy Close Relts wood BR5 1HP
Witness’ address PA

EXECUTED as a DEED	)
by LABAUME B.V.	)
acting by its duly authorized attorneys	)
)
in the presence of	)
)

Witness’ signature

Witness’ name

Witness’ address

Witness’ occupation

EXECUTED as a DEED	)
by PECVEST 17)
(PROPRIETARY) LIMITED	)
acting by its duly authorized attorneys	)
D.D. Jalan	)
in the presence of	)
	)	/s/ D.D. Jalan

/s/ Sonil Bohra
Witness’ signature

SONIL BOHRA
Witness’ name

YASHAD BHAWAN

UDAIPUR 313004, RAJASTHAN INDIA
Witness’ address

SERVICE
Witness’ occupation

EXECUTED as a DEED	)
by VEDANTA RESOURCES PLC	)
acting by its duly authorized attorneys	)

)
in the presence of	)
)

Witness’ signature

Witness’ name

Witness’ address

Witness’ occupation

Witness’ occupation

EXECUTED as a DEED	)
by VEDANTA RESOURCES PLC	)
acting by its duly authorized attorneys	)
)
in the presence of	)
	)	/s/ Deepak Kumar

/s/ S. Hanif
Witness’ signature

S. Hanif
Witness’ name

Satvinder Hanif

Witness’ address

8 Kennedy Close Relts wood BR5 1HP
Witness’ occupation
PA

Witness’ occupation

EXECUTED as a DEED	)
by VEDANTA RESOURCES PLC	)
acting by its duly authorized attorneys	)
)
in the presence of	)
	)	/s/ Kishore Kumar

/s/ Simwanza Saviour
Witness’ signature

SIMWANZA SAVIOUR
Witness’ name

H/No 2504 K/EAST, KITWE

ZAMBIA
Witness’ address

EXECUTIVE ASSISTANT TO THE CEO
Witness’ occupation